SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 March 30, 1998
                        (Date of earliest event reported)


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
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   Delaware                      1-10788                    51-0333696
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(State or other                (Commission              (I.R.S. Employer
jurisdiction or                   File                    Identification
organization)                    Number)                         Number)



       818 Washington Street                                     19801
       Wilmington, Delaware
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(Address of principal executive offices)                      (Zip Code)



                                 (302) 429-8554
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              (Registrant's telephone number, including are code)






NYFS01...:\01\47201\0035\2377\RPT3308R.060
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ITEM 5.     OTHER EVENTS

            On March 30, 1998, ISP Holdings Inc. ("ISP Holdings"), the owner of approximately 84% of the outstanding shares of common stock, par value $.01 per share ("Common Stock"), of International Specialty Products Inc. (the "Corporation"), and the Corporation entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, subject to the terms and conditions set forth therein, the Corporation will merge (the "Merger") with and into ISP Holdings, with ISP Holdings as the surviving corporation in the Merger (the "Surviving Corporation"). Prior to the Merger, all of the assets and liabilities of the Corporation will be transferred to a newly formed wholly owned subsidiary of the Corporation ("Newco"). As a result of the Merger, (i) each outstanding share of Common Stock, other than shares owned by ISP Holdings, will be converted into one share of common stock ("New ISP Common Stock") of the Surviving Corporation, (ii) each outstanding share of Common Stock owned by ISP Holdings will be cancelled and retired without payment of any consideration therefor, (iii) Newco will become a direct wholly owned subsidiary of the Surviving Corporation and (iv) the outstanding shares of common stock of ISP Holdings will become shares of New ISP Common Stock representing approximately 78% of the outstanding shares thereof.

      The Board of Directors of the Corporation approved the Merger based upon the unanimous recommendation of the committee (the "Special Committee") of the Board of Directors of the Corporation comprised of members thereof who are not stockholders, directors or officers of, or consultants to, ISP Holdings or its affiliates. Prior to approving of the Merger, J.P. Morgan & Co., Inc., the financial advisor to the Board of Directors of the Corporation and the Special Committee, delivered its opinion that the terms of the Merger are fair, from a financial point of view, to the Corporation and its stockholders (other than ISP Holdings).

      The consummation of the Merger is subject to certain conditions, including approval of the Merger by the holders of (i) a majority of the common stock of ISP Holdings and (ii) a majority of the Common Stock at a special meeting of stockholders of the Corporation (the "Special Meeting"). ISP Holdings and the Corporation will prepare a proxy statement/prospectus (the "Proxy Statement") relating to the Merger and the shares of New ISP Common Stock to be issued



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thereunder and distribute the Proxy Statement to the stockholders of the
Corporation prior to the Special Meeting. After the Merger, the Common Stock will be delisted from trading on the New York Stock Exchange and the New ISP Common Stock will be listed thereon for trading.

             A copy of each of the Merger Agreement and the Press Release issued in connection with approval of the Merger Agreement is filed as an Exhibit hereto and is incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENT, PRO FORMA FINANCIAL
            INFORMATION AND EXHIBITS

            C.    Exhibits

                    2. Agreement and Plan of Merger, dated as of March 30, 1998, between ISP Holdings Inc. and International Specialty Products Inc. (incorporated by reference to Exhibit A filed to Amendment No. 2 to the Schedule 13D of Samuel J. Heyman, ISP Holdings Inc. and Heyman Joint Venture with respect to the common stock of International Specialty Products Inc., File No. 005-41676)

                    99. Press Release dated March 30, 1998 (incorporated by reference to Exhibit B filed to Amendment No. 2 to the
                    Schedule 13D of Samuel J. Heyman, ISP Holdings Inc. and Heyman Joint Venture with respect to the common stock of International Specialty Products Inc., File No. 005-41676)



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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INTERNATIONAL SPECIALTY PRODUCTS, INC.

                                       By: /s/ James P. Rogers
                                           ---------------------------------
                                       Name: James P. Rogers
                                       Title: Executive Vice President,
                                              Finance

Date:  March 31, 1998










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